EXHIBIT 24.2


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated May 24, 1996 included in Network Long Distance, Inc.'s Form 10-K for the year ended March 31, 1996 and our report dated August 6, 1996 included in Network Long Distance, Inc.'s Form 8-K/A dated June 30, 1996, and to all references to our Firm included in this registration statement.



                                   /s/ ARTHUR ANDERSEN LLP
                                   --------------------------
                                   Arthur Andersen LLP

Jackson, Mississippi
August 27, 1996